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                                                                   EXHIBIT 21.1

                                  Canmax Inc.
                         Subsidiaries of the Registrant


           Name of Subsidiary                      State of Organization
--------------------------------------         -----------------------------
       Canmax Retail Systems, Inc.                         Texas
     USCommunication Services, Inc.                       Delaware